As filed with the Securities and Exchange Commission on June 6, 2002
                           Registration No. 333-83152


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                    FORM SB-2
                               AMENDMENT No. THREE


                                 DOBLIQUE, INC.
                 (Name of small business issuer in its charter)

            Nevada                                                 75-2870720
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or Organization)                           Identification Number)

                                      7948
                          (Primary Standard Industrial
                          Classification Code Number)

2591 Dallas Parkway, Suite 102,Frisco, Texas 75034              (469) 633-0100
     (Address of principal executive offices)                 (Telephone Number)

                                  Pam J. Halter
                         2591 Dallas Parkway, Suite 102
                               Frisco, Texas 75034
                                 (469) 633-0100
             (Name, address and phone number for agent for service)

                                   Copies to:
                                 Ronald L. Brown
                         Glast, Phillips & Murray, P.C.
                            2200 One Galleria Towers
                                 13355 Noel Road
                                Dallas, TX 75240
                                 (972) 419-8300

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    Preliminary Prospectus dated _____, 2002
                              Subject to completion

                                 DOBLIQUE, Inc.

                                   PROSPECTUS




                         490,000 Shares of Common Stock

This prospectus covers the offer and sale of an aggregate of 490,000 shares of our common stock which are owned and will be resold, from time to time, by Pam Halter, the selling shareholder, on a best efforts basis We will not receive any money from the shareholder when she sells her shares, but we will pay all of the expenses related to this registration statement other than any brokerage commission or discounts. The selling shareholder, Pam Halter, may be deemed to be an underwriter within the meaning of the Securities Act with respect to the Common Stock offered hereby, but she will not receive any commissions or fees as a result of sales made hereby. The offering will commence upon the effective date of this registration statement and terminate 90 days thereafter.

There is currently no public market for our common stock. It is not listed on any national securities exchange or any other securities market, and the selling price per share issued in this Prospectus was determined arbitrarily without regard to the Company's revenues or earnings, and is therefor only an estimate of the price at which the shares may ultimately trade in the over-the-counter market.

Investment in the common stock offered hereby involves a high degree of risk. You should carefully consider the information appearing under the caption RISK FACTORS beginning on page 3.

------------ ------------------- -------------- --------------- ----------------
                                                                  Proceeds to
                                   Underwriter   Proceeds to        Selling
               Price to Public       Discount      Company        Shareholders
------------ ------------------- -------------- --------------- ----------------
  Per Share        $ 0.25               0               0            $ 0.25
------------ ------------------- -------------- --------------- ----------------
   Total         $ 122,500              0               0          $ 122,500
------------ ------------------- -------------- --------------- ----------------



Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


                             _________________, 2002


                                     SUMMARY

The Company                Incorporated  in 2000,  Doblique,  Inc.,  is a Nevada
                           corporation  located at 2591  Dallas  Parkway,  Suite
                           102, Frisco,  Texas, 75034. Our principal business is
                           to own and race  thoroughbred  race horses at various
                           major horse  racing  tracks in the United  States and
                           receive  purse  revenues  from such racing,  which we
                           consider  to  be  our  principal  source  of  income.
                           Additional income can also be derived from being able
                           to sell our horses for a greater  amount than what we
                           have paid for them if they  increase  in value due to
                           improved race  records.  Our auditors in their letter
                           accompanying  our financial  statement  have raised a
                           substantial  doubt about our ability to continue as a
                           going concern.

The Offering               This  offering  relates  to the sale of up to 490,000
                           shares total of common stock by Pam J. Halter. who is
                           the sole  officer and  director of the  company.  The
                           company   will  not  offer  any  shares   under  this
                           prospectus  or receive any proceeds  from sales.  All
                           sales  are  expected  to  be  made  through   private
                           transactions  on a best effort  basis and not through
                           securities  brokers.  Other  means  of  sale  may  be
                           utilized.  The Company is paying the expenses of this
                           registration other than any commissions or discounts.
                           Ms.  Halter will receive no  commission in connection
                           with any sale by her.

Trading Market for the     There is  currently  no public  market for our common
Common Stock               stock.  It is not listed on any  national  securities
                           exchange  or any  other  securities  market,  and the
                           selling price per share issued in this Prospectus was
                           determined   arbitrarily   without   regard   to  the
                           Company's revenues or earnings,  and is therefor only
                           an  estimate  of the  price at which the  shares  may
                           ultimately  trade  in  the  over-the-counter  market.


Common Stock
Shares Outstanding         1,000,000


Selected Financial Data
                                                                     March 28, 2000 (date
                       Three Months        December 31, 2001 and     of inception through
                 Ended March 31, 2002     and the year then ended      December 31, 2000
-----------------------------------------------------------------------------------------
Assets                 $  51,829                $  64,268                  $      64
Liabilities              125,959                  122,395                         47
Shareholders' equity     (74,130)                 (58,127)                        17
Sales                     11,426                   83,702                       --
Net loss                 (22,003)                 (82,144)                      (983)
Net loss per share         (0.02)                   (0.08)                     (0.00)

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered by prospective investors in evaluating Doblique and its business and future prospects before purchasing any shares of common stock.

Because we have a limited operating history, our business is unproven.

     Our limited operating history and losses to date make it difficult to evaluate our business. Doblique was organized in 2000. Our business is to buy, sell, train, and race thoroughbred race horses. Since our incorporation we have owned and raced a total of seven horses. Because of our limited operating history and net losses, it is extremely difficult to evaluate our business and prospects. Our revenue and income potential are unproven.

We have lost money from operations.

     We began operations in 2000 and have experienced operating losses in each year of our business. For the year ended December 31, 2001, we incurred a net loss of $82,144, and we have recorded a cumulative deficit in retained earnings of $105,130 from inception to March 31, 2002. We will continue to incur costs related to our growth and development, and there can be no assurance we will operate profitably in the future.

We rely exclusively on our single member of management and contract trainer.

     Doblique buys, sells, trains, and races thoroughbred horses. We rely principally on the advice of Pam Halter which horses to buy and sell. The success of our business will depend on Ms. Halter's skill and expertise in evaluating the potential profitability of any horse we buy. While Ms. Halter has been engaged in the thoroughbred horse racing business most of her life, this is not an assurance that she can profitably run on a continued basis any horse racing operation. In addition, we are highly dependent upon the efforts of our contract trainer, who is not an employee or officer of the Company, to see to the training, boarding and racing of our horses. While other trainers are available at any given time, the care and performance of our horses will depend on the efforts of the trainer.

We cannot obtain injury insurance for our horses.

     Thoroughbred horses can only be insured for mortality. We cannot insure our horses in case of an injury which in some cases may put an end to their racing careers.

We face a likely business failure if we lose the services of our key person.

     Our future success depends on the continued service of Pam Halter. If she leaves Doblique and we are unable to replace her with a person that has comparable knowledge and experience with thoroughbred horses, Doblique would have difficulty in succeeding.

The company will not receive any funds from this offering.

     The common stock offered under this prospectus by the selling shareholder will not provide any funds to Doblique. Since inception, we have been largely dependent upon management loans when we required funds. Without the continued financial support of management, or substantial profitable operations, we will not realize our business objectives and potential and will likely not succeed.

Doblique needs additional capital.

     Doblique's expenses in the past have always been paid on an as-needed basis by our principal shareholder. The Company is limited to the amount of cash it receives from horse racing purse revenue with which to pay any expenses. Unless the principal shareholder continues to provide cash to pay

     Doblique's expenses as they are incurred, Doblique may be forced to cease its operations. There are no known sources from which Doblique can obtain loans or debt financing other than its principal shareholder.

Doblique is controlled by its Executive Officer and Director.

     Pam J. Halter, Doblique's sole officer and director, currently owns 100% of the issued and outstanding shares of common stock. As a result, Ms. Halter controls all decisions that will be made by the shareholders including the election of directors.

There is no active market for Doblique's Common Stock.

     There is currently no trading market for our common stock. A substantial trading market may not develop for our common stock. Doblique intends to file an application with the National Association of Securities Dealers, Inc to list the common stock on the OTC Bulletin Board. If there is little demand on the part of potential purchasers of the stock, sellers will have difficulty selling any of their Doblique stock.

Investors will face immediate dilution of the book value of their shares.

     Our principal shareholders have acquired Common Stock at a cost per share that is significantly less than that at which investors may acquire the Common Stock in this Offering. The tangible book value of the Company's common stock on March 31, 2002 was approximately $(0.074) per share. Therefore, an investment in the Common Stock offered hereby will result in the purchasing investor(s) experiencing immediate and substantial dilution of $0.32 book value per share of Common Stock as a result of the offering.

There are Limitations on Share Sales.

     The common stock has not been registered for sale in any state other than Colorado. No assurance can be given that the shares will be able to be sold until such time as Doblique has taken the necessary steps to establish exemptions from state securities laws to enable sale in any other states. In addition, the ability of purchasers to make resales of the securities purchased will depend upon the availability of secondary trading exemptions in each state where resales are to be made.

We anticipate volatility of the price of Doblique's stock.

     If traded, the market price of Doblique's stock is likely to be highly volatile. The market for Doblique's stock will likely be volatile because of general market conditions as well as factors related to Doblique's historical performance and its ability to meet market expectations. Such factors as investor perceptions of Doblique, variations in Doblique's financial results, announcements regarding Doblique's plans and other developments affecting Doblique's future could cause significant fluctuations in the market price of the stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the stock.


Our financial statements have received a going concern opinion modification from our auditors.

     Our auditors have issued their opinion on our financial statements as of and for the respective years ended December 31, 2001 and 2000. These financial statements have been prepared assuming that the Company will continue as a going concern. However, as the Company has experienced limited revenues, has incurred cumulative operating losses since its inception and has been primarily dependent upon the advances from its sole shareholder in previous years to provide working capital, our auditors have stated that there is substantial doubt about the Company's ability to continue as a going concern.

We do not pay dividends.

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We will instead retain any profits to fund growth and expansion.

                                 DOBLIQUE, INC.

Doblique, Inc. was incorporated under the laws of the State of Nevada on March 28, 2000. We formed the company for the purpose of purchasing, training, and racing thoroughbred race horses. Our principal office is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and our telephone number is (469) 633-0100.


                         NO MARKET FOR OUR COMMON STOCK

There is currently no public market for Doblique Inc. common stock. It is not listed on any national securities exchange or any other securities market, and the selling price per share issued in this Prospectus was determined arbitrarily without regard top the Company's revenues or earnings, and is therefor only an estimate of the price at which the shares may ultimately trade in the over-the-counter market. We cannot assure you that any trading market for our shares will exist following this offering, or that investors in the shares will be able to resell their shares at any price.

                                 DIVIDEND POLICY

Doblique, Inc. has never paid or declared a cash dividend on its common stock and we do not intend to pay cash dividends in the foreseeable future.



                         SHARES ELIGIBLE FOR FUTURE SALE

Doblique, Inc. has 1,000,000 shares of common stock outstanding including the 490,000 shares covered by this prospectus. Those 490,000 shares will be freely tradable in the United States if a market for our stock develops. All of the remaining 510,000 shares are restricted securities under Rule 144 of the Securities Act of 1933 and can be sold over the next 12 months. Ordinarily, a person holding restricted securities for a period of one year may, every three months, sell in routine brokerage transactions an amount equal to the greater of one percent of a company's then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the person's sales. Rule 144 also permits sales by a person who is not an affiliate of the company and who has held the shares for two years without any quantity limitation. Of the 1,000,000 restricted shares, Pam J. Halter owns 1,000,000 shares that she acquired in 2000. All of the 1,000,000 restricted shares are eligible for resale under Rule 144.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

Forward-Looking Statements

This prospectus contains certain forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "may", "expect", "anticipate", "believe", "estimate", "intend" "continue" or similar words. Such statements reflect our beliefs as well as assumptions we have made using information currently available to us. Because these statements demonstrate our current views concerning future events, these statements involve assumptions, risks and uncertainties. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 3 of this prospectus. One should not place undue reliance on such forward-looking statements that speak only as of the date of this prospectus.

General comments

Doblique, Inc. was incorporated on March 28, 2000 under the laws of the State of Nevada. The Company trains and races thoroughbred horses for its own account. The Company began business operations in February, 2001.

The horse racing business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

From its inception through the date of this filing, the Company has been in its start-up phase and has been dependent upon advances from its sole shareholder. The Company's continued existence is dependent upon its ability to attract outside investment and generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company's independent auditor, S. W. Hatfield, CPA, expressed, in his opinion on the Company's audited financial statements for the years ended December 31, 2001 and 2000, substantial doubt about the Company's ability to continue as a going concern. Reference is made to the Report of Independent Certified Public Accountants included elsewhere in this Registration Statement.

Results of Operations

Year ended December 31, 2001 compared to the period from March 28, 2000 (date of
--------------------------------------------------------------------------------
inception) through December 31, 2000.
-------------------------------------

The only activity during the period from March 28, 2000 (date of inception) through December 31, 2000 was the recognition of the expenses associated with the incorporation, organization and initial capitalization of the Company. Pursuant to AICPA Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities", these costs were charged to operations as incurred.

The Company commenced operations during February 2001 with the acquisition of four (4) horses from the Company's sole shareholder. The Company also purchased three (3) additional horses in either private transaction or "claiming races" and sold one horse claimed in a "claiming race".

For the year ended December 31 2001, the Company's horses realized winnings during a composite total of 47 races during 2001. These purse winning were approximately $83,700. Further, the Company sold two horses through "claiming races" for cumulative gross proceeds of approximately $28,500 and a cumulative $8,058 gain. All purse winning are paid by the race track to the Company at the end of each day's racing session. Further, the revenue generated from the sale of a horse as a result of a "claiming race" is recognized at the settlement of the sale which occurs at the end of the respective day's racing session.

Due to the inherently high expenses related to horse racing, the Company incurred direct expenses for its racing stable of approximately $96,000 for training, approximately $20,000 in veterinarian fees and approximately $4,300 in other direct expenses. The Company incurred direct jockey fees of approximately $9,500

The Company recognizes depreciation on its livestock on the straight-line method using a three (3) year life. During the year ended December 31, 2001, the Company recognized approximately $19,700 in depreciation expense, including approximately $7,500 in depreciation recognized on the holding period between the acquisition of two horses and their sales through "claiming races".

The Company experienced a net loss of approximately $(82,000) and $(1,000) for the year ended December 31, 2001 and for the period from March 28, 2000 (date of inception) through December 31, 2000, respectively. Net loss per share was approximately $(0.08) and $-0- for each respective period.

Quarter Ended March 31, 2002 compared to Quarter Ended March 31, 2001.

The Company's revenues increased 113.7% to $11,426 in the first quarter of 2002, all of which were from racing purses.

Total expenses increased 2.8% to $33,429, with all categories generally unchanged except that a decrease in boarding fees resulting from fewer horses boarded was offset by an allocation of general and administrative expenses.

The resulting net loss for the quarter was $22,003, compared to a net loss of $27,146 in the first quarter of 2001.


Liquidity and Capital Resources

Liquidity for the period from inception through December 31, 2001 has been provided by advances from the company's sole shareholder (See "Certain Relationships and Related Transactions.") and the initial capitalization of the Company. The Company's available cash at December 31, 2001 was $27,490.

During the first quarter of 2002, the Company's cash was reduced to $3,358 as a result of $11,697 of cash used in operations and $16,000 paid to acquire one horse, offset by a $3,565 advance from the Company's shareholders.

The horse racing business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

Plan of Operations

The business of horse racing is a capital intensive operation by virtue of the investment in livestock. At December 31, 2001 and March 31, 2002, the Company had a total of five horses in its stable (two of those were sold during April
2002). The Company anticipates the acquisition of additional horses and may elect to sell some horses in a private transaction or through a "claiming race".

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant shareholders to provide sufficient working capital in excess of the Company's initial capitalization and net racing purse revenues to preserve the integrity of the corporate entity. Our sole shareholder has supplied the cash required for operations, in the form of advances which are detailed under "Certain Relationships and Related Transactions".

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity, anticipated to be approximately $35,000 through the end of 2002. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised.

The Company has a limited operating history, minimal cash on hand, no profit and operates a business plan with inherent risk. Because of these factors, our auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. This means, in our auditor's opinion, substantial doubt exists about our ability to continue as a going concern at the date of their opinion.


While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

                              SELLING SHAREHOLDERS

In 2000, Pam J. Halter acquired 1,000,000 shares of common stock for $0.001 per share.

This Prospectus relates to the resale of shares of our common stock by the selling shareholder. The table below sets forth information with respect to the resale of shares of our common stock by the selling shareholder. We will not receive any proceeds from the resale of common stock by the selling shareholder.


                                                                  Number of Shares
Percentage            Number of Shares                      of       Common        Stock
                      of Common Stock
                      Owned                   of Common Stock    owned Following   Owned After
Selling Stockholder   Prior to the Offering   Sold Hereby        the Offering(1)   Offering
-------------------   ---------------------   ----------------   ---------------   -----------
Pam J. Halter              1,000,000            490,000              510,000           51%


                              PLAN OF DISTRIBUTION

The shares may be sold from time to time by the selling shareholder or by pledgees, donees, transferees or other successors in interest on a best efforts basis. Such sales will be made at a fixed price until the shares are quoted in the over-the-counter market, and thereafter at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o An exchange distribution in accordance with the rules of applicable exchange;
     o    Privately negotiated transactions;
     o Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
     o    A combination of any such methods of sale; and
     o    Any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. No such commissions or discounts are contemplated at this time, and in no event will any ever be paid to the selling stockholder.


The selling stockholder and the Company will also be subject to the requirements of Regulation M under the rules of the Securities and Exchange Commission.

The company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Such fees and expenses may first be paid by the selling stockholder and could then be subject to reimbursement from the Company.


                           DESCRIPTION OF THE BUSINESS

Doblique's principal business is to own and race thoroughbred race horses at various major horse racing tracks in the United States and receive purse revenues from such racing. Additional income can also be derived from being able to sell our horses for a greater amount than what we have paid for them.

Horse ownership can be accomplished in several different ways. Horses can be purchased from an individual, at auction, or in claiming races at race tracks. We plan to avail ourselves of all of these avenues.

A claiming race is one in which horses are for sale for a pre-determined price. At most tracks, a licensed owner or trainer can claim, or purchase a horse from a race for the pre-determined price up to 15 minutes before the race. For a claim to be valid the claimant must have at the time of filing the claim a credit balance in his account with the horseman's bookkeeper of not less than the amount of the claim plus applicable state sales tax. If more than one valid claim is filed for the same horse, title to the horse shall be determined by a lot drawing. Outside of the claim price and respective state tax, there are no additional costs involved in claiming a horse.

We try to purchase and/or claim only those horses which we think have the potential to increase in value and will bring in sufficient purse revenues to at least pay for their upkeep. When considering which horses to claim, we pay particular attention to the horse's past performance, breeding and physical conformation. If a horse has never run before, its breeding and current physical attributes become a major determining factor. At most tracks, the winner of a race receives 60% of the purse, with 20% going to the runner up, 10% for the third place finisher, 6% to the fourth place finisher and 4% to the fifth place finisher. Some tracks only distribute purses for the first four finishers and some tracks also pay a sum to all horses in a race, which normally will cover the jockey's fees.

From the gross purse revenues the horse owner receives, it has to pay 10% to the jockey if the horse wins the race. Any other finish usually mandates a $50 to $100 average payment to the jockey for riding the horse. In addition to payments to a jockey, the horse owner normally pays 10% of the purse revenue to its trainer if the horse finishes one, two or three.

Doblique since inception has raced all of its horses at various tracks in the State of Florida. We race in Florida because our trainer is permanently based there and the state offers year around racing, which is not the case in all states. However we can ship our horses to any other track in the United States and Canada if the situation warrants it. Such situation could be a stakes race where we feel that our chances of winning are good. The horses are stabled at the tracks and in care of a trainer. There are no fees to be paid to the tracks for stabling of horses. However daily training fees are paid to our trainer, which currently is approximately $55 per day, per head. Additional routine expenses are to veterinarians, blacksmiths, insurance etc. It takes approximately $1800 to $2000 per month to cover expenses incurred for each horse stabled at a track.

Since inception we have utilized the same person to train our horses, Kathleen O'Connell of Miramar, Florida. This trainer runs a public stable, meaning that she trains for numerous other clients also, which is the norm for most trainers. Even though we are extremely well satisfied with our current trainer, we always have the ability to change trainers at will at any track, as public trainers represent the great majority of the business. Thus we are not dependent on the services of any given trainer.

While the training of our horses by a good trainer is important, it is equally important to have someone qualified to select which horses we are going to claim or purchase. In this vain, we rely principally on Pam Halter's expertise in evaluating the potential profitability of any horse we buy. Ms. Halter has been engaged in the thoroughbred horse racing business most of her life, including training and owning horses. She has received many recognitions and awards. Her father was a successful trainer for over 50 years.

It is our goal to purchase only those horses that have an upside potential. It is our goal not only to derive purse revenues in excess of what the horses upkeep is, but also for our horses to increase their value by doing well in higher priced claiming races where they also can be claimed away from us, resulting in additional profits. Therefore we concentrate on purchasing young two or three year old horses who have their careers still in front of them. We also prefer to purchase fillies over colts, since the former may have a residual value as a broodmare once it can no longer race. We do not intend to enter into the breeding business. Accordingly, when one of our mares is no longer able to race, we intend to sell her as a prospective broodmare either through an auction or privately. The value of the horse as a broodmare will depend upon her success as a racer and her pedigree, and can vary considerably. For racing purposes, all horses have the same birthdates. Namely, on January 1 of each year, each horse automatically advances one year in age, irrespective as to when they were actually born.

Purchasing race horses come with great risks. The main one is that any given day a horse can take a wrong step which could result either in a long lay-up, or under the worst case scenario, never being able to race again. Insurance cannot be purchased for such occurrences, only for death. All of our horses carry mortality insurance.

At the beginning of 2002 we owned five thoroughbred horses. We have sold two of them subsequent to March 31, 2002 and currently own and race three thoroughbreds as follows:

Quicker Kelly, a 4 year old filly was bred in Florida. Through March 21, 2002 she has raced 17 times with 3 wins, 2 seconds and 1 third place finish. Her total purse revenues are $36,060.

Expect Anna, a 3 year old filly was bred in Florida. Through February 19, 2002 she has raced 15 times with 3 wins, 1 second and 1 third place finish. Her total purse revenues are $43,795. Due to her exceptional breeding, she will have a residual value as a broodmare after her racing days are over.

Deelites Deelite, a 3 year old filly was bred in Kentucky. She made her debut on April 18, 2002 and finished sixth. Her purse revenue from her first race was $100.Due to her exceptional breeding, she will have a residual value as a broodmare after her racing days are over.


Of the three horses that we have sold, two were purchased from us at claiming races, and the other one was sold privately because we were not satisfied with its racing ability. It is our policy to sell any horse that does not perform up to our expectations within a reasonable time period, in order to reduce our losses.


Doblique is a very small player in the thoroughbred racing business. Since we have limited resources, we compete by using our skills in evaluating horses before purchasing them. While we consider bloodlines and the win-loss records (if any) of a particular horse's linage as well as other factors, our success will depend in large measure on our innate ability to evaluate the potential value of a horse. We rely on both Ms. Halter and our trainer to evaluate horses before we purchase them.


Properties

The Company has no corporate office space under lease at this time. The Company's principal executive office address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. This address and telephone number is provided by Halter Capital Corporation, a privately owned entity controlled by the Halter family of which Pam Halter is a member of. The cost associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officers for other business purposes. Management considers the Company's current principal office space arrangement adequate.

Employees

Our Company currently has no employees. Pam Halter devotes approximately 10 hours of her time a week to manage the affairs of the Company. If the Company's business grows, it may require the hiring of full or part time employees during the next twelve months; however the number and extent of prospective employees is unknown at this time. Trainers utilized by the Company serve under informal arrangements that are terminable at will.


                                   MANAGEMENT

The directors and officers of Doblique are listed below with information about their respective backgrounds.

Name                              Age        Position
----                              ---        --------

Pam J. Halter                     47         Chairman, President, CEO & Director


Pam J. Halter has served as President, Secretary and sole director of Doblique since the company's inception in March 2000. Ms. Halter has been involved in various facets of horse racing since the age of sixteen, culminating with her successful record as a trainer. Since her retirement from training, she became a successful owner of a small stable of horses attaining in 1995 the highest win percentage (21.8%) at Louisiana Downs. Her respected reputation in the industry combined with her exceptionally keen eye in recognizing prime racing prospects based upon their physical attributes, makes her an invaluable part of the Company.

All directors hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. There are no committees of directors.

Executive Compensation

Ms. Halter was not compensated in any way for her services to Doblique during the fiscal years ended December 31, 2001 or 2000.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth beneficial ownership information, as of the date of this Prospectus, of our common stock for each person known by Doblique, Inc. to own beneficially more than 5% of our common stock; each of our directors; each of our executive officers; and our current executive officers and directors as a group.

                                              Percentage          Percentage
Name and Address            Shares owned      Before Offering     After Offering
----------------            ------------      ---------------     --------------
Pam J. Halter
2591 Dallas Parkway           1,000,000           100%                 51%
Suite 102
Frisco, TX 75034

All officers and directors
 as a group, including
 affiliates (1 person)        1,000,000           100%                  51%
51%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The table below describes purchases of our shares by our principal shareholders.

    Name          Date of Purchase     Number of Shares        Price Per Share
    ----          ----------------     ----------------        ---------------
Pam J. Halter      March 28, 2000          1,000,000        $0.001, paid in cash

The Company receives working capital advances from its sole shareholder, Pam J. Halter, depending, upon the Company's cash requirements and available cash on hand at any particular point in time.

As of December 31, 2001 and 2000 respectively, the Company has net amounts payable to Ms. Halter of approximately $129,095 and $47. Such amount was $132,659 at March 31, 2002. These advances are unsecured, due upon demand and are non-interest bearing. The advances and repayments were as follows:



Date                      Advances          Repayments
2001                      --------          ----------
----

January                   $ 63,195
February                    81,888
March                        8,963
April                       15,699
May                          9,898
June                                         $ 93,542
July                        11,653
August                      12,120
September                    8,401
October                      9,640
November                                       20,371
December                    14,851

2002

January                                        25,480
February                     8,731
March                       20,313


                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the company consists of 25,000,000 shares of common stock, par value of $.001 per share. As of March 31, 2002, there were issued and outstanding 1,000,000 shares of common stock.


Common Stock

General. The holders of Common Stock have no preemptive, conversion or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable.

Dividends. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The Company has not paid cash dividends on the Common Stock during the last two fiscal years and the Board of Directors of the Company currently intends to retain earnings for further development of the Company's business and, therefore, does not intend to pay cash dividends on the Common Stock in the foreseeable future.

Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not possess cumulative voting rights.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Stock is Securities Transfer Corp., Frisco, Texas.


                                  LEGAL MATTERS

The Law Offices of Glast, Phillips & Murray, Dallas, Texas, have passed upon the validity of the common stock covered by this registration statement for Doblique, Inc.

                                     EXPERTS

The financial statements included in the registration statement on Form SB-2 have been audited by S. W. Hatfield, CPA, independent certified accountant, to the extent and for the periods set forth in his report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

Doblique will become subject to the reporting requirements under Section 15(d) of the Securities Exchange Act of 1934, as amended, and will file, periodic reports and other information with the Securities and Exchange Commission. You may read and copy any of these reports at the following public reference rooms maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at the regional offices of the Commission located at 233 Broadway, 16th Floor, New York, NY 10279, or at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. You may obtain information on the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains an Internet website that contains these reports and information about issuers, like Doblique, Inc., who file electronically with the Commission. The address of that site is: http://www.sec.gov.

Doblique, Inc. has filed with the Commission a registration statement including exhibits and information, which the Commission permits the registrant to omit from the prospectus, on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this prospectus. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about Doblique, Inc., by contacting the Commission in the manner and at the addresses referenced above.

You should rely only on the information provided in this prospectus or any prospectus supplement. Doblique, Inc. has not authorized anyone else to provide you with different information. Doblique, Inc. is not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.

                     Introduction

            Introduction
            ------------


               Please    read   this    prospectus
carefully. It describes our business, our products and services and our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

               You   should   only   rely  on  the
information contained in this prospectus.  We have
not   authorized   anyone  to  provide   you  with          Up to 490,000 Shares
information  different from that contained in this
prospectus.  The  information  contained  in  this              Common Stock
prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

       -------------------
        TABLE OF CONTENTS
       -------------------


Risk Factors.....................................3
Doblique, Inc....................................5
No Market for Our Common Stock...................5
Dividend Policy..................................5
Shares Eligible for Future Sale..................5
Management's Discussion and Analysis of
Financial Condition and Results of Operations....5       --------------------
Description of Business..........................9           PROSPECTUS
Management......................................11       _____________ , 2002
Executive Compensation..........................11       --------------------
Principal Shareholders..........................11
Certain Relationships and Related Transactions..12
Description of Capital Stock....................12
Legal Matters...................................13
Experts.........................................13
Additional Information..........................13
Index to Financial Statements..................F-1


Until  _____,   2002,   all  dealers  that  effect
transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. There is in addition the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. PrincipCertain
Until

                                 DOBLIQUE, INC.

                                    CONTENTS



                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                           F-2

Annual Financial Statements

   Balance Sheets
     as of December 31, 2001 and 2000                                        F-3

   Statements of Operations and Comprehensive Loss
     for the year ended December 31, 2001 and
     for the period from March 28, 2000 (date of inception)
       through December 31, 2000                                             F-4

   Statements of Shareholder's Equity
     for the year ended December 31, 2001 and
     for the period from March 28, 2000 (date of inception)
       through December 31, 2000                                             F-5

   Statements of Cash Flows
     for the year ended December 31, 2001 and
     for the period from March 28, 2000 (date of inception)
       through December 31, 2000                                             F-6

   Notes to Financial Statements                                             F-7

Interim Financial Statements

   Balance Sheets
     as of March 31, 2002 and 2001                                          F-14

   Statements of Operations and Comprehensive Loss
     for the three months ended March 31, 2002 and 2001                     F-15

   Statements of Cash Flows
     for the three months ended March 31, 2002 and 2001                     F-16

   Notes to Financial Statements                                            F-17

S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholder
Doblique, Inc.

We have audited the accompanying balance sheets of Doblique, Inc. (a Nevada corporation) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholder's equity and cash flows for the year ended December 31, 2001 and the period from March 28, 2000 (date of inception) through December 31, 2000, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doblique, Inc. as of December 31, 2001 and 2000 and the results of its operations and cash flows for the year ended December 31, 2001 and for the period from March 28, 2000 (date of inception) through December 31, 2000, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company's operations are inherently high risk and the Company may become dependent upon its sole shareholder to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

We initially issued a Report of Independent Certified Public Accountants (Report) in the above listed financial statements on January 17, 2002. Subsequent to the date of our initial Report, Management of the Company, during May 2002, performed a detailed reconciliation of it's livestock ownership records. During this reconciliation, it was discovered that the proceeds from a September 29, 2001 sale of a horse had been classified as an advance from the Company's sole shareholder. The reconciliation of livestock ownership necessitated modifications to the presentation and valuation of previously reported transactions related to the gain on sale of livestock and the calculation of depreciation expense. Accordingly, we withdraw our opinion dated January 17, 2002. No reliance should be placed on our opinion dated January 17, 2002.


                                               /s/  S.W. Hatfield
                                              -------------------
                                              S. W. HATFIELD, CPA
Dallas, Texas
May 17, 2002

                                                   DOBLIQUE, INC.,
                                 Balance Sheets
                           December 31, 2001 and 2000


                                                   December 31,    December 31,
                                                        2001            2000
                                                   ------------    ------------
                                     ASSETS
                                     ------
Current assets
   Cash on hand and in bank                        $     27,490    $         64
                                                   ------------    ------------

     Total current assets                                27,490              64
                                                   ------------    ------------

Livestock                                                49,000            --
   Accumulated depreciation                             (12,222)           --
                                                   ------------    ------------

     Net livestock                                       36,778            --
                                                   ------------    ------------

TOTAL ASSETS                                       $     64,268    $         64
                                                   ============    ============



                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------
Current Liabilities
   Accounts payable - trade                        $       --      $       --
   Due to shareholder                                   122,395              47
                                                   ------------    ------------

     Total current liabilities                          122,395              47
                                                   ------------    ------------


Commitments and Contingencies


Shareholder's Equity
   Common stock - $0.001 par value
     25,000,000 shares authorized
     1,000,000 shares issued and outstanding              1,000           1,000
   Additional paid-in capital                            24,000            --
   Retained earnings                                    (83,127)           (983)
                                                   ------------    ------------

     Total Shareholder's Equity                         (58,127)             17
                                                   ------------    ------------

TOTAL LIABILITIES AND
   SHAREHOLDER'S EQUITY                            $     64,268    $         64
                                                   ============    ============


The accompanying notes are an integral part of these financial statements.

                                 DOBLIQUE, INC.
                 Statements of Operations and Comprehensive Loss
                        Year ended December 31, 2001 and
    Period from March 28, 2000 (date of inception) through December 31, 2000


                                                                 Period from
                                                               March 28, 2000
                                                            (date of inception)
                                             Year ended           through
                                            December 31,        December 31,
                                                  2001                2000
                                           --------------      --------------
Revenues
   Racing purses                           $       83,702      $         --
                                           --------------      --------------

Operating expenses
   Livestock expenses
     Boarding and training                         96,336                --
     Veterinarian fees                             20,068                --
     Other                                          4,294                --
   Jockey fees and other track expenses             9,514
   Executive compensation contributed
     by a sole shareholder                         24,000
   General and administrative expenses               --                   983
   Depreciation                                    19,692                --
                                           --------------      --------------

   Total operating expenses                       173,904                 983
                                           --------------      --------------

Loss from Operations                              (90,202)               (983)

Other income
   Gain on sale of livestock                        8,058                --
                                           --------------      --------------

Loss before Provision for Income Taxes            (82,144)               (983)

Provision for Income Taxes                           --                  --
                                           --------------      --------------

Net Loss                                          (82,144)               (983)

Other Comprehensive Income                           --                  --
                                           --------------      --------------

Comprehensive Loss                         $      (82,144)     $         (983)
                                           ==============      ==============

Earnings per share of common stock
   outstanding computed on net income
   - basic and fully diluted               $        (0.08)                nil
                                           ==============      ==============

Weighted-average number of shares
   outstanding - basic and fully diluted        1,000,000           1,000,000
                                           ==============      ==============

The accompanying notes are an integral part of these financial statements.
                                                                             F-4


                                 DOBLIQUE, INC.
                     Statements of Changes in Shareholder's
 Equity Period from March 28, 2000 (date of inception) through December 31, 2001



                                    Common Stock        Additional
                              -----------------------    paid-in      Retained
                                Shares       Amount      capital      earnings       Total
                              ----------   ----------   ----------   ----------    ----------
Initial capitalization at
   March 28, 2000              1,000,000   $    1,000   $     --     $     --      $    1,000

Net loss for the period             --           --           --           (983)         (983)
                              ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 2000           1,000,000        1,000         --           (983)           17

Capital contributed by a
   sole shareholder
   in the form of executive
   compensation                     --           --         24,000         --          24,000

Net loss for the year               --           --           --        (82,144)      (82,144)
                              ----------   ----------   ----------   ----------    ----------


Balances at
   December 31, 2001           1,000,000   $    1,000   $   24,000   $  (83,127)   $  (58,127)
                              ==========   ==========   ==========   ==========    ==========

The accompanying notes are an integral part of these financial statements.
                                                                             F-5


                                 DOBLIQUE, INC.
                            Statements of Cash Flows
                        Year ended December 31, 2001 and
    Period from March 28, 2000 (date of inception) through December 31, 2000


                                                                                            Period from
                                                                                           March 28, 2000
                                                                                        (date of inception)
                                                                           Year ended         through
                                                                          December 31,      December 31,
                                                                                2001              2000
                                                                         --------------    --------------
Cash Flows from Operating Activities
   Net loss for the period                                               $      (82,144)   $         (983)
   Adjustments to reconcile net loss
     to net cash provided by operating activities
       Depreciation                                                              19,692              --
       Gain on sale of livestock                                                 (8,058)             --
       Executive compensation contributed
         by a sole shareholder                                                   24,000              --
                                                                         --------------    --------------

Net cash used in operating activities                                           (46,510)             (983)
                                                                         --------------    --------------


Cash Flows from Investing Activities
   Proceeds from sale of livestock                                               35,200              --
   Purchase of livestock                                                        (33,800)             --
                                                                         --------------    --------------

Net cash used in investing activities                                             1,400              --
                                                                         --------------    --------------


Cash Flows from Financing Activities
   Funds advanced by shareholder                                                 72,536                47
   Proceeds from initial capitalization                                            --               1,000
                                                                         --------------    --------------

Net cash provided by financing activities                                        72,536             1,047
                                                                         --------------    --------------

Increase (Decrease) in Cash                                                      27,426                64

Cash at beginning of period                                                          64              --
                                                                         --------------    --------------

Cash at end of period                                                    $       27,490    $           64
                                                                         ==============    ==============


Supplemental Disclosure of Interest and Income Taxes Paid
     Interest paid for the year                                          $         --      $         --
                                                                         ==============    ==============
     Income taxes paid for the year                                      $         --      $         --
                                                                         ==============    ==============

Supplemental Disclosure of Non-Cash Investing and Financing Activities
   Livestock acquired with debt payable to sole shareholder              $       49,812    $         --
                                                                         ==============    ==============

The accompanying notes are an integral part of these financial statements.
                                                                             F-6

                                 DOBLIQUE, INC.

                          Notes to Financial Statements


Note A - Organization and Description of Business

Doblique, Inc. (Company) was incorporated on March 28, 2000 under the laws of the State of Nevada. The Company owns, trains and races thoroughbred horses on a long-term basis for its own account. The Company began business operations in February 2001.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


Note B - Going Concern Uncertainty

The horse racing business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. Further, the Company faces considerable risk in each of it's business plan steps, including difficulty of hiring or engaging competent trainers within our budget, acquisition of quality livestock, and a potential shortfall of funding due to potential difficulties in raising capital in the equity securities market.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant shareholders to provide sufficient working capital in excess of the Company's initial capitalization and net racing purse revenues to preserve the integrity of the corporate entity.

The Company anticipates offering future sales of equity securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant shareholders. In the event, the Company is unable to generate sufficient cash flow to repay advances from management and/or significant shareholders, the party advancing funds may elect to take title to one or more of the Company's horses to satisfy this debt. An action of this type would significantly negatively impact the Company's ongoing operations.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

In such a restricted cash flow scenario, the Company would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.


                                 DOBLIQUE, INC.

                    Notes to Financial Statements - Continued


Note B - Going Concern Uncertainty- continued

The Company has a limited operating history, minimal cash on hand, no profit and operates a business plan with inherent risk. Because of these factors, our auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. This means, in our auditor's opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.


Note C - Correction of an Error

During the second quarter of 2002, Management of the Company reconciled both it's livestock ownership records and the track cash account statements for the year ended December 31, 2001. It was discovered during this reconciliation that the sale of one horse on September 29, 2001 had initially been classified as an advance from the Company's sole shareholder and not as cash proceeds from the sale of livestock. This error also caused an overstatement in depreciation expense for the year ended December 31, 2001, a overstatement in the amount reported as "Gain on sale of livestock" and an overstatement in the amounts advanced by the Company's sole shareholder.

The effect of any and all changes are reflected in the accompanying financial statements as of the respective date of each transaction and the effect of the corrections are summarized below by fiscal period and cumulatively.

                                                                              Period from
                                                                             March 28, 2000
                                                                          (date of inception)
                                                        Year ended               through
                                                       December 31,           December 31,           Cumulative
                                                          2001                   2000            effect of changes
                                                    -----------------      -----------------     -----------------
Net Loss, as previously reported                    $         (79,968)     $            (983)    $         (80,951)

Effect of the correction of an error
   Recalculation of the gain on sale of livestock              (3,284)                  --                  (3,284)
   Recalculation of depreciation expense                        1,109                   --                   1,109
                                                    -----------------      -----------------     -----------------

   Total effect of changes on
     Loss from Operations and Net Loss                         (2,175)                  --                  (2,175)
                                                    -----------------      -----------------     -----------------

Net Loss, as restated                               $         (82,143)     $            --       $         (83,123)
                                                    =================      =================     =================

Earnings per share, as previously reported          $           (0.08)     $            0.00     $           (0.08)
Total effect of changes                                          --                     --                    --
                                                    -----------------      -----------------     -----------------

Earnings per share, as restated                     $           (0.08)     $            --       $           (0.08)
                                                    =================      =================     =================

                                 DOBLIQUE, INC.

Note D - Summary of Significant Accounting Policies

1.   Cash and cash equivalents
     -------------------------

     For purposes of reporting cash flows, the Company considers all cash on hand, in banks and on deposit with brokerage houses, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Revenue Recognition
     -------------------

     The Company recognizes revenue as the Company's horses earn purse distributions in regularly scheduled races at licensed and sanctioned tracks offering pari-mutuel wagering, principally in Florida. All purse distributions are paid by the race track to the Company at the end of each day's racing session. Concurrent with the receipt of purse distributions, the Company settles all direct track racing expenses for jockey fees, taxes and fees and other direct costs incurred at the race track through it's track cash account.

     Additionally, certain regularly scheduled races are deemed "claiming races" whereby any licensed owner or trainer of race horses may claim and purchase a participating horse for a predetermined fixed price. In the normal course of business, the Company enters horses in "claiming races". The resulting gain or loss on the sale of a horse, as a result of a "claiming race", is recognized at the settlement of the sale which occurs at the end of the respective day's racing session.

3.   Livestock
     ---------

     Livestock is recorded at historical cost. Depreciation is provided in amounts sufficient to relate the asset cost to operations over the estimated useful life of three years using the straight-line method.

     The Company acquires livestock either through direct purchase from either related or unrelated parties owning such livestock, claiming a horse in a "claiming race" (see above), or at regularly scheduled auctions of thoroughbred horses.

     Gains and/or losses from the disposition of livestock are recognized as incurred and are included in operations.

4.   Organization costs
     ------------------

     In accordance with AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", the Company has charged all expenses associated with the incorporation, organization and initial capitalization of the Company to operations as incurred.

5.   Research and development expenses
     ---------------------------------

     Research and development expenses are charged to operations as incurred.

6.   Advertising expenses
     --------------------

     Advertising and marketing expenses are charged to operations as incurred.

                                 DOBLIQUE, INC.

Note D - Summary of Significant Accounting Policies - Continued

7.   Income taxes
     ------------

     The Company utilizes the asset and liability method of accounting for income taxes.

     At December 31, 2001 and 2000, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

     As of December 31, 2001 and 2000, respectively, the deferred tax asset is related solely to the Company's net operating loss carryforward and is fully reserved.

8.   Loss per share
     --------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2001 and 2000, respectively, the Company has no issued and outstanding securities, options or warrants that would be deemed potentially dilutive in the current and future periods.


Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


Note F - Livestock and Accumulated Depreciation

Livestock as of December 31, 2001 and 2000, respectively, is as follows:

                                     December 31,   December 31,
                                          2002           2001     Estimated life
                                     ------------   ------------  --------------

Race Horses (4 at December 31, 2001) $     49,000   $       --        3 years
   Less Accumulated depreciation          (12,222)          --
                                     ------------   ------------

     Net livestock                   $     36,778   $       --
                                     ============   ============


                                 DOBLIQUE, INC.

                    Notes to Financial Statements - Continued


Note F - Livestock and Accumulated Depreciation

The activity in the Accumulated Depreciation account for the year ended December
31, 2001 and for the period from March 28, 2000 (date of inception) through March 31, 2000, respectively, reconciles as follows:

                                                                                 Period from
                                                                                March 28, 2000
                                                                             (date of inception)
                                                              Year ended           through
                                                             December 31,        December 31,
                                                                   2001                2000
                                                            --------------      --------------
Accumulated depreciation at beginning of period             $         --        $         --
   Current charges to operations                                    19,692                --
   Accumulated depreciation relieved upon sales of horses           (7,470)               --
                                                            --------------      --------------

Accumulated depreciation at end of period                   $       12,222      $         --
                                                            ==============      ==============

Note G - Amounts due to Shareholder

The Company's sole shareholder periodically advances and receives repayment of funds loaned to the Company to support operations, settle outstanding trade accounts payable and provide working capital. The net advance is repayable upon demand and is non-interest bearing.


Note H - Contributed Capital

Executive management and oversight services are provided to the Company by it's sole shareholder. The accompanying financial statements reflect management's estimate of the estimated fair value of the services contributed on a quarterly basis to the Company during each fiscal year based on the time and effort required to administer the Company's operations and affairs.


Note I - Gain on Sale of Livestock

Gain (Loss) on the sale of livestock is calculated as follows:

                                                                                 Period from
                                                                                March 28, 2000
                                                                             (date of inception)
                                                              Year ended           through
                                                             December 31,        December 31,
                                                                   2001                2000
                                                            --------------      --------------

Number of horses sold or claimed at "claiming races"                     3                --
                                                            ==============      ==============

Cost of horses sold                                         $       34,612      $         --
   Depreciation expense recognized through date of sale             (7,470)               --
                                                            --------------      --------------

     Basis in horses sold                                   $       27,142      $         --
                                                            ==============      ==============

                                 DOBLIQUE, INC.

Note I - Gain on Sale of Livestock

                                                                 Period from
                                                                March 28, 2000
                                                             (date of inception)
                                              Year ended           through
                                             December 31,        December 31,
                                                   2001                2000
                                            --------------      ---------------

Gross sales proceeds                        $       35,200      $          --
   Basis in horses sold                            (27,142)                --
                                            --------------      ---------------

     Gain on sale of livestock              $        8,058      $          --
                                            ==============      ===============


Note J - Income Taxes

The components of income tax (benefit) expense for the year ended December 31, 2001 and for the period from March 28, 2000 (date of inception) through December 31, 2000, respectively, are as follows:

                                                                 Period from
                                                                March 28, 2000
                                                             (date of inception)
                                              Year ended           through
                                             December 31,        December 31,
                                                   2001                2000
                                            --------------      ---------------
Federal:
  Current                                   $         --         $         --
  Deferred                                            --                   --
                                            --------------       --------------
                                                      --                   --
                                            --------------       --------------
State:
  Current                                             --                   --
  Deferred                                            --                   --
                                            --------------       --------------
                                                      --                   --
                                            --------------       --------------
Total                                       $         --         $         --
                                            ==============       ==============

As of December 31, 2001, the Company has a net operating loss carryforward of approximately $83,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2020. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.


                                 DOBLIQUE, INC.

                    Notes to Financial Statements - Continued


Note J - Income Taxes - continued

The Company's income tax expense (benefit) for the year ended December 31, 2001 and the period from March 28, 2000 (date of inception) through December 31, 2000, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                                           Period from
                                                                          March 28, 2000
                                                                       (date of inception)
                                                        Year ended           through
                                                       December 31,        December 31,
                                                             2001                2000
                                                      --------------      ---------------
Statutory rate applied to loss before income taxes    $      (27,930)     $         (335)
Increase (decrease) in income taxes resulting from:
    State income taxes                                          --                  --
    Other, including reserve for deferred tax asset           27,930                 335
                                                      --------------      --------------

      Income tax expense                              $         --        $         --
                                                      ==============      ==============

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2001 and 2000, respectively:

                                                   December 31,    December 31,
                                                        2001            2000
                                                   ------------    ------------
Deferred tax assets
   Net operating loss carryforwards                $     28,265    $        335
   Less valuation allowance                             (28,265)           (335)
                                                   ------------    ------------

     Net Deferred Tax Asset                        $       --      $       --
                                                   ============    ============

During the year ended December 31, 2001 and the period from March 28, 2000 (date of inception) through December 31, 2000, the reserve for the deferred current tax asset increased by approximately $27,930 and $335, respectively.


Note K - Common Stock Transactions

On March 28, 2000, concurrent with the formation of the Company, the Company issued 1,000,000 shares of unregistered, restricted common stock to its sole shareholder at par value for gross proceeds of approximately $1,000 cash.

                                 Doblique, Inc.
                                 Balance Sheets
                             March 31, 2002 and 2001

                                   (Unaudited)

                                                         March 31,    March 31,
                                                           2002         2001
                                                         ---------    ---------
                                     ASSETS
                                     ------
Current assets
   Cash on hand and in bank                              $   3,357    $  94,127
                                                         ---------    ---------

     Total current assets                                    3,357       94,127
                                                         ---------    ---------

Livestock                                                   65,000       41,813
   Accumulated depreciation                                (16,528)      (3,040)
                                                         ---------    ---------

     Net livestock                                          48,472       38,773
                                                         ---------    ---------

TOTAL ASSETS                                             $  51,829    $ 132,964
                                                         =========    =========



                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------
Current Liabilities
   Accounts payable - trade                              $    --      $    --
   Due to shareholder                                      125,959      154,093
                                                         ---------    ---------

     Total current liabilities                             125,959      154,093
                                                         ---------    ---------


Commitments and Contingencies


Shareholder's Equity
   Common stock - $0.001 par value
     25,000,000 shares authorized
     1,000,000 shares issued and outstanding                 1,000        1,000
   Additional paid-in capital                               30,000        6,000
   Retained earnings                                      (105,130)     (28,129)
                                                         ---------    ---------

     Total Shareholder's Equity                            (74,130)     (21,129)
                                                         ---------    ---------

TOTAL LIABILITIES AND
   SHAREHOLDER'S EQUITY                                  $  51,829    $ 132,964
                                                         =========    =========

                                 Doblique, Inc.
                 Statements of Operations and Comprehensive Loss
                   Three months ended March 31, 2002 and 2001

                                   (Unaudited)

                                                   Three months    Three months
                                                       ended           ended
                                                     March 31,       March 31,
                                                        2002            2001
                                                   ------------    ------------
Revenues
   Racing purses                                   $     11,426    $      5,345
                                                   ------------    ------------

Operating expenses
   Livestock expenses
     Boarding and training                               13,595          19,779
     Veterinarian fees                                    3,409           1,944
     Other                                                  240             150
   Jockey fees and other track expenses                   1,585           1,578
   Executive compensation contributed
     by a sole shareholder                                6,000           6,000
   General and administrative expenses                    4,294            --
   Depreciation                                           4,306           3,040
                                                   ------------    ------------

   Total operating expenses                              33,429          32,491
                                                   ------------    ------------

Loss from Operations                                    (22,003)        (27,146)

Other income
   Gain on sale of livestock                               --              --
                                                   ------------    ------------

Loss before Provision for Income Taxes                  (22,003)        (27,146)

Provision for Income Taxes                                 --              --
                                                   ------------    ------------

Net Loss                                                (22,003)        (27,146)

Other Comprehensive Income                                 --              --
                                                   ------------    ------------

Comprehensive Loss                                 $    (22,003)   $    (27,146)
                                                   ============    ============

Earnings per share of common stock
   outstanding computed on net income
   - basic and fully diluted                       $      (0.02)   $      (0.03)
                                                   ============    ============

Weighted-average number of shares
   outstanding - basic and fully diluted              1,000,000       1,000,000
                                                   ============    ============


                                 Doblique, Inc.
                            Statements of Cash Flows
                   Three months ended March 31, 2002 and 2001

                                   (Unaudited)

                                                                         Three months    Three months
                                                                             ended           ended
                                                                           March 31,       March 31,
                                                                              2002            2001
                                                                         ------------    ------------
Cash Flows from Operating Activities
   Net loss for the period                                               $    (22,003)   $    (27,146)
   Adjustments to reconcile net loss
     to net cash provided by operating activities
       Depreciation                                                             4,306           3,040
       Gain on sale of livestock                                                 --              --
       Executive compensation contributed
         by a sole shareholder                                                  6,000           6,000
                                                                         ------------    ------------

Net cash used in operating activities                                         (11,697)        (18,106)
                                                                         ------------    ------------


Cash Flows from Investing Activities
   Proceeds from sale of livestock                                               --              --
   Purchase of livestock                                                      (16,000)           --
                                                                         ------------    ------------

Net cash used in investing activities                                         (16,000)           --
                                                                         ------------    ------------


Cash Flows from Financing Activities
   Funds advanced by shareholder                                                3,565         112,233
                                                                         ------------    ------------

Net cash provided by financing activities                                       3,565         112,233
                                                                         ------------    ------------

Increase (Decrease) in Cash                                                   (24,132)         94,127

Cash at beginning of period                                                    27,490              64
                                                                         ------------    ------------

Cash at end of period                                                    $      3,358    $     94,191
                                                                         ============    ============


Supplemental Disclosure of Interest and Income Taxes Paid
     Interest paid for the year                                          $       --      $       --
                                                                         ============    ============
     Income taxes paid for the year                                      $       --      $       --
                                                                         ============    ============

Supplemental Disclosure of Non-Cash Investing and Financing Activities
   Livestock acquired with debt payable to sole shareholder              $       --      $     41,812
                                                                         ============    ============

                                 Doblique, Inc.

                          Notes to Financial Statements


Note A - Organization and Description of Business

Doblique, Inc. (Company) was incorporated on March 28, 2000 under the laws of the State of Nevada. The Company owns, trains and races thoroughbred horses on a long-term basis for its own account. The Company began business operations in February 2001.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

During interim periods, the Company follows the accounting policies set forth in its Registration Statement Under The Securities Act of 1933 on Form SB-2 as filed with the U. S. Securities and Exchange Commission. The information presented herein may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes contained in its Registration Statement Under The Securities Act of 1933 on Form SB-2 when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2002.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


Note B - Going Concern Uncertainty

The horse racing business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. Further, the Company faces considerable risk in each of it's business plan steps, including difficulty of hiring or engaging competent trainers within our budget, acquisition of quality livestock, and a potential shortfall of funding due to potential difficulties in raising capital in the equity securities market.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant shareholders to provide sufficient working capital in excess of the Company's initial capitalization and net racing purse revenues to preserve the integrity of the corporate entity.

The Company anticipates offering future sales of equity securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

                                 Doblique, Inc.

Note B - Going Concern Uncertainty- continued

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant shareholders. In the event, the Company is unable to generate sufficient cash flow to repay advances from management and/or significant shareholders, the party advancing funds may elect to take title to one or more of the Company's horses to satisfy this debt. An action of this type would significantly negatively impact the Company's ongoing operations.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

In such a restricted cash flow scenario, the Company would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

The Company has a limited operating history, minimal cash on hand, no profit and operates a business plan with inherent risk. Because of these factors, our auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. This means, in our auditor's opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.


Note C - Summary of Significant Accounting Policies

1.   Cash and cash equivalents
     -------------------------

     For purposes of reporting cash flows, the Company considers all cash on hand, in banks and on deposit with brokerage houses, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Revenue Recognition
     -------------------

     The Company recognizes revenue as the Company's horses earn purse distributions in regularly scheduled races at licensed and sanctioned tracks offering pari-mutuel wagering, principally in Florida. All purse distributions are paid by the race track to the Company at the end of each day's racing session. Concurrent with the receipt of purse distributions, the Company settles all direct track racing expenses for jockey fees, taxes and fees and other direct costs incurred at the race track through it's track cash account.

                                 Doblique, Inc.

Note C - Summary of Significant Accounting Policies - Continued

2.   Revenue Recognition - continued
     -------------------

     Additionally, certain regularly scheduled races are deemed "claiming races" whereby any licensed owner or trainer of race horses may claim and purchase a participating horse for a predetermined fixed price. In the normal course of business, the Company enters horses in "claiming races". The resulting gain or loss on the sale of a horse, as a result of a "claiming race", is recognized at the settlement of the sale which occurs at the end of the respective day's racing session.

3.   Livestock
     ---------

     Livestock is recorded at historical cost. Depreciation is provided in amounts sufficient to relate the asset cost to operations over the estimated useful life of three years using the straight-line method.

     The Company acquires livestock either through direct purchase from either related or unrelated parties owning such livestock, claiming a horse in a "claiming race" (see above), or at regularly scheduled auctions of thoroughbred horses.

     Gains and/or losses from the disposition of livestock are recognized as incurred and are included in operations.

4.   Organization costs
     ------------------

     In accordance with AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", the Company has charged all expenses associated with the incorporation, organization and initial capitalization of the Company to operations as incurred.

5.   Research and development expenses
     ---------------------------------

     Research and development expenses are charged to operations as incurred.

6.   Advertising expenses
     --------------------

     Advertising and marketing expenses are charged to operations as incurred.

7.   Income taxes
     ------------

     The Company utilizes the asset and liability method of accounting for income taxes.

     At March 31, 2002 and 2001, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

     As of March 31, 2002 and 2001, respectively, the deferred tax asset is related solely to the Company's net operating loss carryforward and is fully reserved.


                                 Doblique, Inc.

                    Notes to Financial Statements - Continued


Note C - Summary of Significant Accounting Policies - Continued

8.   Loss per share
     --------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of March 31, 2002 and 2001, respectively, the Company has no issued and outstanding securities, options or warrants that would be deemed potentially dilutive in the current and future periods.


Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


Note E - Livestock and Accumulated Depreciation

                                                              March 31,      March 31,
                                                                 2002           2001      Estimated life
                                                            ------------   ------------   --------------
Race Horses
   (5 and 4 at March 31, 2002 and 2001, respectively)       $     65,000   $     41,813       3 years
   Less Accumulated depreciation                                 (16,528)        (3,040)
                                                            ------------   ------------

     Net livestock                                          $     48,472   $     38,773
                                                            ============   ============

                                                            Three months   Three months
                                                                ended          ended
                                                              March 31,      March 31,
                                                                 2002           2001
                                                            ------------   ------------

Accumulated depreciation at beginning of period             $     12,222   $       --
   Current charges to operations                                   4,306          3,040
   Accumulated depreciation relieved upon sales of horses           --             --
                                                            ------------   ------------

Accumulated depreciation at end of period                   $     16,528   $      3,040
                                                            ============   ============

                                 Doblique, Inc.

Note F - Amounts due to Shareholder

The Company's sole shareholder periodically advances and receives repayment of funds loaned to the Company to support operations, settle outstanding trade accounts payable and provide working capital. The net advance is repayable upon demand and is non-interest bearing.


Note G - Contributed Capital

Executive management and oversight services are provided to the Company by it's sole shareholder. The accompanying financial statements reflect management's estimate of the estimated fair value of the services contributed on a quarterly basis to the Company during each fiscal year based on the time and effort required to administer the Company's operations and affairs.


Note H - Income Taxes

The components of income tax (benefit) expense for the three months ended March 31, 2002 and 2001, respectively, are as follows:

                                                     Three months   Three months
                                                         ended          ended
                                                       March 31,      March 31,
                                                          2002           2001
                                                     ------------   ------------
Federal:
  Current                                            $       --     $       --
  Deferred                                                   --             --
                                                     ------------   ------------
                                                             --             --
                                                     ------------   ------------
State:
  Current                                                    --             --
  Deferred                                                   --             --
                                                     ------------   ------------
                                                             --             --
                                                     ------------   ------------
Total                                                $       --     $       --
                                                     ============   ============

As of March 31, 2002, the Company has a net operating loss carryforward of approximately $104,064 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2020. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.


                                 Doblique, Inc.

                    Notes to Financial Statements - Continued


Note H - Income Taxes - continued

The Company's income tax expense (benefit) for the three months ended March 31, 2002 and 2001, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                      Three months    Three months
                                                           ended           ended
                                                         March 31,       March 31,
                                                            2002            2001
                                                      ------------    ------------
Statutory rate applied to loss before income taxes    $     (7,480)   $     (9,230)
Increase (decrease) in income taxes resulting from:
    State income taxes                                        --              --
    Other, including reserve for deferred tax asset          7,480           9,230
                                                      ------------    ------------

      Income tax expense                              $       --      $       --
                                                      ============    ============

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of March 31, 2002 and 2001, respectively:

                                                         March 31,    March 31,
                                                           2002         2001
                                                         ---------    ---------
Deferred tax assets
   Net operating loss carryforwards                      $  35,745    $   9,560
   Less valuation allowance                                (35,745)      (9,560)
                                                         ---------    ---------

     Net Deferred Tax Asset                              $    --      $    --
                                                         =========    =========

During the three months ended March 31, 2002 and 2001, the reserve for the deferred current tax asset increased by approximately $7,480 and $9,230, respectively.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes ("NRS") provides broad authority for indemnification of directors and officers. The Articles of Incorporation of Doblique, Inc. (the "Registrant" or the "Company") provide for indemnification of its officers and directors to the fullest extent permitted by the NRS.

     As permitted by Section 78.037 of the NRS, the Registrant's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

     Each Selling Stockholder has agreed to indemnify the Registrant, the officers and directors and controlling persons of the Registrant, and the employees of the Registrant who sign the Registration Statement against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") or state law.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses of the registration, all of which will be paid by Doblique, Inc. are as follows:


                           SEC Filing fee                 $    30.63
                           Printing Expense                   500.00
                           Accounting Fees and Expenses       500.00
                           Legal Fees and Expenses           5000.00
                           Blue Sky Fees and Expenses          -0-
                                                          ----------
                           TOTAL                          $  6030.63



Item 26. Recent Sales of Unregistered Securities

Upon its incorporation in March 2000, Doblique, Inc. issued 1,000,000 shares of common stock to Pam J. Halter for $0.001 per share .

Doblique, Inc. relied on Section 4(2) of the Securities Act of 1933 as its exemption from the registration requirements of said Act in connection with the above sale.

Item 27.          Exhibits.

 3.1              Articles of Incorporation of Doblique, Inc.
 3.2              Bylaws of Doblique, Inc.
 4                Specimen stock certificate for common shares
 5                Opinion of Glast, Phillips & Murray
*23.1             Consent of S.W. Hatfield, C.P.A.
 23.2             Consent of Glast, Phillips & Murray, included in opinion.

* filed herewith

Item 28.     Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(a) To include any prospectus required under Section 10(a) (3) of the Securities Act.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Doblique, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused to this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Frisco, State of Texas, on June 5, 2002.

Doblique, Inc.

By: /s/ Pam J. Halter
   ------------------------------------------------
   Pam J. Halter, President
   And Chief Executive Officer
   (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.



By: /s/ Pam J. Halter                              ,
   ------------------------------------------------
   Pam J. Halter                                                    June 5, 2002
   President, Chief Executive Officer and Director